Exhibit 99.1

Mawson Infrastructure Group Inc. announces Completion of the Previously Announced Sale of its Sandersville, Georgia Facility and 6,468 ASIC’s to CleanSpark, Inc. for up to approximately $40 Million1

Mawson is now focused on expansion activities at its Pennsylvania facilities, which, when combined with existing and pipeline sites are capable of operating at up to approximately 12.0 Exahash2 of Self-Mining and Hosting Co-location across 350 megawatts of energy capacity

Atlanta, Georgia and Sydney, Australia — October 11th, 2022 — Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson”), a digital infrastructure provider, today announced it has closed on the previously announced transaction with CleanSpark, Inc. (NASDAQ:CLSK) (“CleanSpark”), to sell its Sandersville, Georgia facility, and up to 6,468 ASIC’s for up to a maximum total purchase price of approximately $40 million.1

The Sandersville, Georgia facility was Mawson’s first site built from the ground up and was operating at approximately 80 megawatts at close of the sale to CleanSpark. The exit from Georgia allows Mawson to focus on its expansion in Pennsylvania where the company has two sites in close proximity to each other. The Company expects the Georgia sale will have a positive impact on earnings with a preliminary, unaudited profit on sale of approximately $18 million expected in the fourth quarter 2022.

“The proceeds from the sale of our Georgia facility ensures Mawson is now fully funded for the Midland, Pennsylvania expansion while simultaneously allowing us to reduce our overall debt. Our Midland facility benefits from low cost energy, secured for 5 years under our power purchase agreement (PPA). Our large existing infrastructure capacity ensures we have significant opportunity to continue to build a sustainable business in this tough economic climate. We continue to receive solid inbound enquiry and demand for hosting co-location services and anticipate that as per industry standard new hosting customers will contribute to any additional capital required to establish or build out new or existing facilities.” said James Manning, CEO of Mawson.

After the sale of the Georgia facility, Mawson expects to have Self-Mining and Hosting Co-location of, 4.5 Exahash by Q1, 2023, and 8.0 Exahash by Q4, 2023.

[1]	Assumes maximum earn outs are achieved, no adjustments are made to the purchase price, and uses the CleanSpark stock price as at October 7, 2022, and rounding.
[2]	Assumes all equipment deployed and 100% online, plus the construction of all contracted sites on time, actual results are likely to vary in a negative manner. Construction delays are common and it is rare for all equipment to be deployed and 100% online, however accurate historical downtime averages are difficult to calculate and also may not provide an accurate picture due to differences moving forward. Investors should consider all risk factors related to uptime when considering these figures, which are a best case scenario. The above information is for general information purposes only, and are forward looking statements which should not be relied upon as being necessarily indicative of future results. Please see our Risk Factors in our Annual Report on Form 10-K filed March 21, 2022, under the Sub-Heading Risks Relating to Our Business and Management for important risks related to our Self-Mining. Exahash capacity assumes installation of current generation ASIC Bitcoin Mining hardware including but not limited to Bitmain S19J Pro and XP, MicroBT M30/1, Avalon A1246 assuming approximately 30 megawatt per 1 Exahash.

Mawson’s existing revised infrastructure capacity comprises:

Site	MW Capacity	E/H Capacity	Status
Midland, PA	100 MW	3.3	Stage 1 - 50MW online Stage 2 - 50MW construction underway
Sharon, PA	120 MW	4.0	Stage 1 – 12MW – Q4 2022 Stage 2 – 80MW Mid 2023 Stage 3 – 28MW late 2023
Texas	120 MW	4.0	Site electrical infrastructure in place
New South Wales, Australia	20 MW	0.5	Stage 1 – 16MW online
Tasmania, Australia	10 MW3	0.25	Stage 1 – 10MW Q1 2023
TOTAL CAPACITY:	350 MW	12.05 EH

James Manning, CEO and Founder of Mawson, said, “We are extremely proud of the Sandersville facility we built from the ground up and the great team which operated the site for Mawson since inception. We believe the modular data center (MDC) approach to digital infrastructure gives us a competitive edge in the design and build of large-scale, low-cost digital asset infrastructure. The sale of the Sandersville facility to CleanSpark allows Mawson to continue to develop world class digital infrastructure, and we will focus on building out our existing and future pipeline infrastructure assets with partnerships in mind.”

Zach Bradford, CEO of CleanSpark, said, “Mawson has built a world-class facility, staffed by an incredible team, and we are looking forward to continuing their work in Sandersville, eventually building this site to its full potential of 230 MW as we work toward our 2023 year-end guidance of 22.4 EH/s, We are equally committed to deepening and developing our relationship with the people of Sandersville as we build sustainable bitcoin infrastructure.”

About Mawson Infrastructure Group, Inc

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure provider, with multiple operations throughout the USA and Australia. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson matches sustainable energy infrastructure with next-generation Mobile Data Center (MDC) solutions, enabling low-cost Bitcoin production and on-demand deployment of infrastructure assets. With a strong focus on shareholder returns and an aligned board and management, Mawson Infrastructure Group is emerging as a global leader in ESG focused Bitcoin mining and digital infrastructure.

For more information, visit: www.mawsoninc.com

[3]	Under the terms of contract Mawson has rights to 10MW at the Que River Site. Additionally, Mawson has entered into a contract to acquire 33% of the shares in Tasmania Data Infrastructure Pty Ltd, which is seeking to develop a 100% renewable energy Bitcoin Mining facility at the Que River Mine Site in Tasmania, Australia with a total of up to 35 megawatts of energy infrastructure.

About CleanSpark, Inc

CleanSpark (NASDAQ: CLSK) is America’s Bitcoin Miner™. Since 2014, we’ve helped people achieve energy independence for their homes and businesses. In 2020, we began applying that expertise to develop sustainable infrastructure for Bitcoin, an essential tool for financial independence and inclusion. We strive to leave the planet better than we found it by sourcing and investing in low-carbon energy, like wind, solar, nuclear, and hydro. We cultivate trust and transparency among our employees, the communities we operate in, and the people around the world who depend on Bitcoin. CleanSpark is a Forbes 2022 America’s Best Small Company and holds the 44th spot on the Financial Times’ List of the 500 Fastest Growing Companies in the Americas.

For more information, visit: www.cleanspark.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 21, 2022, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 22, 2022, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:

Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com

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